Exhibit 99.2

Date: July 2, 2010

Sent by: The Bank of New York Mellon Trust Company N.A. (the “Trustee”)

On behalf: Power-One, Inc. (the “Issuer”)

For: Note Holder of the 8% Senior Secured Convertible Notes due 2013 (the “Notes”)

REDEMPTION NOTICE

Power-One Inc. has issued and outstanding certain Senior Convertible Notes due 2013 (the “Notes”), and under the terms of the indenture, dated as of June 17, 2008, between Power-One, Inc. (the “Issuer”) and The Bank of New York Mellon Trust Company N.A. (the “Trustee”), the Issuer has the right to redeem such notes on or after June, 17, 2010 if certain conditions were met. After determining these conditions have been satisfied, the Board of Directors of the Issuer, at a meeting held on June 25, 2010, elected to issue this redemption notice in respect of all outstanding Notes.

The redemption date is August 11, 2010 (the “Redemption Date”).

The redemption price is $1,139.29 (the “Redemption Price”) per $1,000.00 Note.

On the Redemption Date, the Redemption Price will become due and will be payable upon each Note and that interest shall cease to accrue on and after said date.

The Notes are to be surrendered to The Bank of New York Mellon Trust Company N.A. (as Trustee of the Notes), 111 Sanders Creek Parkway, East, Syracuse, New York, 13057, Attention: Corporate Trust Operations, Redemption Unit.

The Notes are identified as CUSIP= 739308AA2.

The Trustee is not responsible for the selection, use or accuracy of the CUSIP number.

740 Calle Plano •  Camarillo, CA 93012 • (805) 987-8741 • Fax (805) 383-5899 • www.power-one.com